Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-41532) pertaining to the 2000 Equity Incentive Plan and to the 2000 Non-Employee Directors’ Stock Option Plan of Lexicon Pharmaceuticals, Inc.,
(2)	Registration Statement (Form S-8 No. 333-66380) pertaining to the Coelacanth Corporation 1999 Stock Option Plan of Lexicon Pharmaceuticals, Inc.,
(3)	Registration Statement (Form S-3 No. 333-67294) of Lexicon Pharmaceuticals, Inc.,
(4)	Registration Statement (Form S-3 No. 333-108855) of Lexicon Pharmaceuticals, Inc.,
(5)	Registration Statement (Form S-3 No. 333-111821) of Lexicon Pharmaceuticals, Inc., and
(6)	Registration Statement (Form S-3 No. 333-144933) of Lexicon Pharmaceuticals, Inc.;

of our report dated March 3, 2009, with respect to the consolidated financial statements of Lexicon Pharmaceuticals, Inc. incorporated herein by reference, and our report dated March 3, 2009, with respect to the effectiveness of internal control over financial reporting of Lexicon Pharmaceuticals, Inc., included in this annual report of Lexicon Pharmaceuticals, Inc. (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

Houston, Texas
March 4, 2009